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                                                                   EXHIBIT 23.4



                       CONSENT OF MILLER AND LENTS, LTD.
                        INDEPENDENT PETROLEUM ENGINEERS

We consent to the reference to Miller and Lents, Ltd. under the captions "Reserve Engineers" and "Risk Factors" in the Registration Statement on Form S-3 and related prospectus of Remington Oil and Gas Corporation and any amendments thereto for the registration of common stock and to the incorporation by reference therein of our estimate of reserves for the year-end December 31, 1998 and 1999 included in the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                           MILLER AND LENTS, LTD.



                                        By  /s/ CHRISTOPHER A. BUTTA
                                           ------------------------------------
                                           Senior Vice President


Houston, Texas
March 30, 2001